Exhibit 99.1

ICON ECI Fund Fifteen, L.P.

ANNUAL PORTFOLIO OVERVIEW

2016

Table of Contents

Introduction to Portfolio Overview	1

Investments During the Quarter	1

Dispositions During the Quarter	2

Disposition Following the Quarter	2

Portfolio Overview	3

Discussion	5

10% Status Report	7

Revolving Line of Credit	7

Performance Analysis	7

Transactions with Related Parties	9

Financial Statements	11

Forward Looking Statements	16

Additional Information	16

ICON ECI Fund Fifteen, L.P.

As of April 30, 2017

Introduction to Portfolio Overview

We are pleased to present ICON ECI Fund Fifteen, L.P.’s (the “Fund”) Portfolio Overview for the year ended December 31, 2016. References to “we,” “us,” and “our” are references to the Fund, references to the “General Partner” are references to the general partner of the Fund, ICON GP 15, LLC, and references to the “Investment Manager” are references to the investment manager of the Fund, ICON Capital, LLC.

The Fund makes investments in companies that utilize equipment and other corporate infrastructure (collectively, “Capital Assets”) to operate their businesses. These investments are primarily structured as debt and debt-like financings (such as loans and leases) that are collateralized by Capital Assets.

The Fund raised $196,688,918 commencing with its initial offering on June 6, 2011 through the closing of the offering on June 6, 2013. During the operating period, we anticipate continuing to invest in Capital Assets. Following our operating period, we will enter our liquidation period, during which time the loans and leases we own will mature or be sold in the ordinary course of business.

Investments During the Quarter

The Fund made the following investments during the quarter ended December 31, 2016:

Canada Feeder Lines B.V.
Investment Date:	12/21/2016	Collateral:	Motor cargo vessel
Structure:	Loan
Maturity Date:	12/21/2020
Facility Amount:	$7,400,000
Fund Participation:	$5,550,000

Lubricating Specialties Company
Investment Date:	12/30/2016	Collateral:	Liquid storage tanks, blending lines and packaging equipment
Structure:	Loan
Maturity Date:	12/30/2020
Facility Amount:	$32,500,000
Fund Participation:	$24,375,000

ICON ECI Fund Fifteen, L.P.

Dispositions During the Quarter

The Fund disposed of the following investments during the quarter ended December 31, 2016:

Inotera Memories, Inc.
Structure:	Lease	Collateral:	An ASML Twinscan NXT 1970ci photolithograph immersion scanner used in semiconductor manufacturing
Disposition Date:	11/30/2016
The Fund’s Investment:	$15,263,000
Total Proceeds Received:	$20,172,000

Lubricating Specialties Company
Structure:	Loan	Collateral:	Liquid storage tanks, blending lines and packaging equipment
Disposition Date:	12/30/2016
The Fund’s Investment:	$13,500,000
Total Proceeds Received:	$20,028,000

Disposition Following the Quarter

The Fund disposed of the following investment after the quarter ended December 31, 2016:

Sargeant Marine, Inc.
Structure:	Loan	Collateral:	Asphalt carrier vessel
Disposition Date:	1/24/2017
The Fund’s Investment:	$1,800,000
Total Proceeds Received:	$2,758,000

ICON ECI Fund Fifteen, L.P.

Portfolio Overview

As of December 31, 2016, our portfolio consisted of the following investments:

Canada Feeder Lines B.V.
Structure:	Loan	Collateral:	Motor cargo vessel

Maturity Date:	12/21/2020
Current Status:	Performing	Net Carrying Value:	$5,447,517 (1)

Kyla Shipping Company
Structure:	Loan	Collateral:	A dry bulk carrier
Maturity Date:	11/22/2016
Current Status:	See Discussion	Net Carrying Value:	$0 (1)

Lubricating Specialties Company
Structure:	Loan	Collateral:	Liquid storage tanks, blending lines and packaging equipment
Maturity Date:	12/30/2020
Current Status:	Performing	Net Carrying Value:	$22,671,258 (1)

Bergshav Product Tankers
Structure:	Loan	Collateral:	Three product tanker vessels
Maturity Date:	10/4/2017
Current Status:	Performing	Net Carrying Value:	$7,123,187 (1)

Sargeant Marine, Inc.
Structure:	Loan	Collateral:	Asphalt carrier vessel
Maturity Date:	12/31/2018
Current Status:	Performing	Net Carrying Value:	$1,388,700 (1)

Técnicas Maritimas Avanzadas, S.A. de C.V.
Structure:	Loan	Collateral:	Four platform supply vessels
Maturity Date:	8/27/2019

Current Status:	See Discussion	Net Carrying Value:	$3,500,489 (1)

ICON ECI Fund Fifteen, L.P.

Portfolio Overview (Continued)

Challenge Mfg. Company, LLC
Structure:	Lease	Collateral:	Auxiliary support equipment and robots
Expiration Date:	10/9/2020

Current Status:	Performing	Net Carrying Value:	$2,320,550 (2)

Fugro N.V.
Structure:	Lease	Collateral:	Two mini geotechnical drilling vessels
Expiration Date:	12/24/2027
Current Status:	Performing	Net Carrying Value:	$19,109,516 (3)

Ezra Holdings Limited
Structure:	Lease	Collateral:	Offshore support vessel
Expiration Date:	6/3/2021
Current Status:	See Discussion	Net Carrying Value:	$0 (4)

SIVA Global Ships Limited
Structure:	Lease	Collateral:	Two liquefied petroleum gas tanker vessels
Expiration Dates:	3/28/2022
4/8/2022
Current Status:	Performing	Net Carrying Value:	$1,472,036 (5)

Blackhawk Mining, LLC
Structure:	Lease	Collateral:	Mining equipment
Expiration Date:	2/28/2018
Current Status:	Performing	Net Carrying Value:	$1,188,632 (5)

Pacific Radiance Ltd.
Structure:	Lease	Collateral:	Offshore supply vessel
Expiration Date:	6/12/2024
Current Status:	Performing	Net Carrying Value:	$1,698,896 (5)

ICON ECI Fund Fifteen, L.P.

Portfolio Overview (Continued)

Jurong Aromatics Corporation Pte. Ltd.
Structure:	Loan	Collateral:	Equipment, plant, and machinery associated with the condensate splitter and aromatics complex located on Jurong Island, Singapore
Maturity Date:	1/16/2021

Current Status:	See Discussion	Net Carrying Value:	$0 (6)

(1) Net carrying value of our investment in note receivable is the sum of the remaining principal outstanding and the unamortized initial direct costs, less deferred fees and the credit loss reserve.

(2) Investment in finance lease is the sum of the remaining minimum lease payments receivable, the estimated residual value of the asset and the unamortized initial direct costs, less unearned income. Net carrying value is our investment in finance lease less any outstanding indebtedness associated with the investment.

(3) This investment is through a joint venture that we consolidated and presented on our consolidated balance sheets as leased equipment at cost. Leased equipment at cost is the cost of the equipment and initial direct costs, less accumulated depreciation and accumulated amortization. Net carrying value of our investment in leased equipment at cost is leased equipment at cost less any outstanding indebtedness associated with the investment.

(4) This investment is through a joint venture that we consolidated and presented on our consolidated balance sheets as net investment in finance lease. Net investment in finance lease is the sum of the remaining minimum lease payments receivable, the estimated residual value of the asset and the unamortized initial direct costs, less unearned income. Net carrying value represents our proportionate share of the investment, less any outstanding indebtedness associated with the investment, and includes the recognition of an investment by noncontrolling interests for the share of such investment held by the joint venture’s noncontrolling interest holders.

(5) Net carrying value of our investment in joint ventures is calculated as follows: investment at cost plus/less our share of the cumulative net income/loss of the joint venture and less distributions received since the date of our initial investment.

(6) Net carrying value of our investment in joint ventures is calculated as follows: investment at cost plus/less our share of the cumulative net income/loss of the joint venture and less distributions received since the date of our initial investment. Our Investment Manager determined to fully reserve the outstanding balance of the loan as of June 30, 2016.

Discussion

Jurong Aromatics Corporation Pte. Ltd.

Jurong Aromatics Corporation Pte. Ltd. (“Jurong”) owns and operates a $2 billion state-of-the-art aromatics plant. We participated in a subordinated loan in April 2011 alongside Standard Chartered Bank and BP Singapore Pte. Ltd., which was part of a $2 billion financing package that included over $500 million in equity from strategic investors. While the plant was completed on time, a combination of industry headwinds, the price decline of energy and other commodities and an economic slowdown in China and India forced Jurong into receivership, as the company did not have the liquidity to continue operations. In July 2016, a tolling arrangement with Jurong’s suppliers was implemented and the plant resumed operations. The Receiver has formally commenced the process of marketing the plant for sale and has received several bids. At this time, we are unable to predict whether the ultimate proceeds received by Jurong in connection with any such sale will result in a recovery of some of our investment. We will continue to closely monitor the operations of Jurong, the receivership process and the marketing process for sale of the plant through regular communications with the Receiver and certain other stakeholders.

Kyla Shipping Company

Kyla Shipping Company (“Kyla”) is a Greece-based ship management company. In 2011, we made a second lien loan secured by one of Kyla's dry bulk vessels. Currently, there are extreme headwinds facing the dry bulk market, mostly as a result of weak economic growth leading to low dry bulk ton-mile demand in relation to the size of the fleet. The loan matured on November 22, 2016 and Kyla has failed to repay the outstanding balance. Given the depressed market and Kyla’s impaired ability to service its debt, we have fully reserved the outstanding balance. Kyla is currently maintaining the vessel and operating it in the spot market. We believe that, for the foreseeable future, allowing Kyla to continue to maintain the vessel while we continue to discuss the unpaid balance of the loan with Kyla and the guarantor and hope for a market recovery is the best option.

ICON ECI Fund Fifteen, L.P.

Discussion (Continued)

Técnicas Maritimas Avanzadas, S.A. de C.V.

On August 27, 2014, we, ICON Leasing Fund Twelve Liquidating Trust (formerly, ICON Leasing Fund Twelve, LLC) and ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (“Fund Fourteen”), each an entity also managed by our Investment Manager (collectively, “ICON”), advanced Técnicas Maritimas Avanzadas, S.A. de C.V. (“TMA”) a senior secured facility of $29,000,000 secured by two offshore supply vessels.  On November 24, 2014, such facility agreement was amended to allow for a senior secured first lien and second lien structure and to include an additional two offshore supply vessels as security for the facility. A senior secured first lien tranche of $66,000,000 was funded by an unrelated third party and ICON’s original loan of $29,000,000 was converted to the senior secured second lien tranche. As a condition to the amendment and increased facility size, TMA was required to have all four vessels under contract by March 31, 2015.

On March 31, 2015, TMA defaulted on the facility because only two of the four vessels had commenced employment.  As a result, the senior lender is, among other things, entitled to receive all cash flow from the existing employed vessels to pay interest and reduce its principal balance.  While our loan has not been paid in accordance with the facility agreement, our collateral position continues to improve as the principal balance of the senior secured first lien tranche is paid down at a faster rate. In January 2016, the remaining two previously unchartered vessels had commenced employment. Based on, among other things, TMA’s payment history and estimated collateral value, our Investment Manager continues to believe that all contractual interest and outstanding principal payments under ICON’s tranche of the facility are collectible. Interest on ICON's tranche is currently being accrued.

Ezra

On December 19, 2011, a joint venture owned 40% by Fund Fourteen and 60% by us agreed to purchase an offshore support vessel, the AMC Ambassador (f/k/a the Lewek Ambassador), from Ezram LLC, a wholly-owned subsidiary of Ezra Holdings Limited ("Ezra").  The joint venture entered into a bareboat charter with Gallatin Marine Management, LLC ("Gallatin") for a period of nine years commencing on June 4, 2012.  In May 2016, Gallatin began paying its monthly charter payments late and all charter payments ceased since the payment due in December 2016. In December 2016, Ezra hired a restructuring advisor. In January 2017, our Investment Manager was informed that, following a deterioration of Ezra’s and its affiliated companies’ financial condition during the fourth quarter of 2016, payments under the bareboat charter could no longer be reasonably expected to be made. On February 6, 2017, EMAS Chiyoda Subsea Limited (“EMAS”), the time charterer of the vessel, filed a petition in Singapore to wind up and liquidate the company. In addition, Ezra may become subject to a winding up order in Singapore. On February 27, 2017, both Gallatin and EMAS commenced voluntary Chapter 11 proceedings in the Bankruptcy Court in the Southern District of Texas. On March 7, 2017, Gallatin and EMAS filed a motion with the bankruptcy court to reject the bareboat and time charters. On March 18, 2017, Ezra commenced a voluntary Chapter 11 proceeding in the Bankruptcy Court in the Southern District of New York. In April 2017, the bankruptcy court approved the motion filed by Gallatin and EMAS to reject the bareboat and time charters with an effective date of March 12, 2017. As a result, the bareboat and time charters were deemed terminated as of such date. Our Investment Manager is currently in the process of taking physical possession of the vessel and seeking new charter proposals to re-employ the vessel.

ICON ECI Fund Fifteen, L.P.

10% Status Report

As of December 31, 2016, two mini geotechnical drilling vessel bareboat chartered to Fugro N.V. (“Fugro”) were the investments in equipment that individually constituted at least 10% of the net book value of our investment portfolio. The vessels are scheduled to remain on bareboat charter during the 2017 calendar year.

As of December 31, 2016, the mini geotechnical drilling vessels bareboat chartered to Fugro had one hundred thirty one payments remaining. To the best of our Investment Manager’s knowledge, both mini geotechnical drilling vessels remain seaworthy, and are maintained in accordance with commercial marine standards and applicable laws and regulations of the governing shipping registry as required under each bareboat charter.

Revolving Line of Credit

We have an agreement with California Bank & Trust (“CB&T”) for a revolving line of credit through May 30, 2017 of up to $12,500,000 (the “Facility”), which is secured by all of our assets not subject to a first priority lien. Amounts available under the Facility are subject to a borrowing base that is determined, subject to certain limitations, by the present value of the future receivables under certain loans and lease agreements in which we have a beneficial interest.

The interest rate for general advances under the Facility is CB&T’s prime rate. We may elect to designate up to five advances on the outstanding principal balance of the Facility to bear interest at the London Interbank Offered Rate plus 2.5% per year. In all instances, borrowings under the Facility are subject to an interest rate floor of 4.0% per year. In addition, we are obligated to pay an annualized 0.5% fee on unused commitments under the Facility. At December 31, 2016, there were no obligations outstanding under the Facility and we were in compliance with all covenants related to the Facility.

Performance Analysis

Capital Invested as of December 31, 2016	$279,781,406
Leverage Ratio	0.95:1*
% of Receivables Collected for the Quarter Ended December 31, 2016	59.15%**

* Leverage ratio is defined as total liabilities divided by total equity.

** Collections as of April 30, 2017. The uncollected receivables relate to our investment with Ezra, TMA and Kyla.

One of our objectives is to provide cash distributions to our partners. In order to assess our ability to meet this objective, unaffiliated broker dealers, third party due diligence providers and other members of the investing community have requested that we report a financial measure that can be reconciled to our financial statements and can be used to assess our ability to support cash distributions from our business operations. We refer to this financial measure as cash available from our business operations, or CABO. CABO is not equivalent to our net operating income or loss as determined under GAAP. Rather, it is a measure that may be a better financial measure for an equipment fund because it measures cash generated by investments, net of management fees and expenses, during a specific period of time. We define CABO as the net change in cash during the period plus distributions to partners and investments made during such period, less the debt proceeds used to make such investments and the activity related to the Facility, as well as the net proceeds from equity raised through the sale of interests during such period, if any.

We believe that CABO may be an appropriate supplemental measure of an equipment fund’s performance because it is based on a measurement of cash during a specific period that excludes cash from non-business operations, such as distributions, investments and equity raised.

ICON ECI Fund Fifteen, L.P.

Presentation of this information is intended to assist unaffiliated broker dealers, third party due diligence providers and other members of the investing community in understanding the Fund’s ability to support its distributions from its business operations. It should be noted, however, that no other equipment funds calculate CABO, and therefore comparisons with other equipment funds are not meaningful. CABO should not be considered as an alternative to net income (loss) as an indication of our performance or as an indication of our liquidity. CABO should be reviewed in conjunction with other measurements as an indication of our performance.

Cash Available from Business Operations, or CABO, is the cash generated by investments during a specific period of time, net of fees and expenses, excluding distributions to partners, net equity raised and investments made.

Net Change in Cash per GAAP Cash Flow Statement	Business Operations Net cash flow generated by our investments, net of fees and expenses (CABO)	Non-Business Operations Net Equity Raised Cash expended to make investments and Distributions to Partners

As indicated above, the total net change in cash is the aggregate of the net cash flows from Business Operations and the net cash flows from Non-Business Operations. By taking the total net change in cash and removing the cash activity related to Non-Business Operations (distributions, investments and equity raised), the amount remaining is the net cash available from Business Operations (net cash flows generated by investments, net of fees and expenses).

In summary, CABO is calculated as:

Net change in cash during the period per the GAAP cash flow statement

+ distributions to Partners during the period

+ investments made during the period

- debt proceeds to be specifically used to make an investment

- net proceeds from the sale of Interests during the period

= CABO

Cash Available From Business Operations

for the Period January 1, 2016 through December 31, 2016

Cash balance at January 1, 2016	$18,067,904
Cash balance at December 31, 2016	$46,375,576

Net change in cash		$28,307,672

Add Back:
Distributions paid to partners from January 1, 2016 through December 31, 2016		$11,966,314

Investments made during the period
Investment in joint ventures	$12,060
Purchase of equipment	$9,875,000
Payment of debt financing costs	$1,706,250
Investment in notes receivable	$28,115,250
		$39,708,560

Cash Available from Business Operations (CABO)		$79,982,546	(1)

(1)	Cash available from business operations includes the collection of principal and interest from our investments in notes receivable and finance leases.

ICON ECI Fund Fifteen, L.P.

Transactions with Related Parties

We have entered into certain agreements with our General Partner, our Investment Manager, and CĪON Securities, LLC, formerly known as ICON Securities, LLC (“CĪON Securities”), an affiliate of our Investment Manager and the dealer-manager of our offering, whereby we pay or paid certain fees and reimbursements to these parties. CĪON Securities was entitled to receive a 3% underwriting fee from the gross proceeds from sales of our limited partnership interests, of which up to 1% were paid to unaffiliated broker-dealers as a fee for their assistance in marketing the Fund and coordinating sales efforts.

In addition, we reimbursed our General Partner and its affiliates for organizational and offering expenses incurred in connection with our organization and offering. The reimbursement of these expenses was capped at the lesser of 1.44% of the gross offering proceeds (assuming all of our limited partnership interests were sold in the offering) and the actual costs and expenses incurred by our General Partner and its affiliates.

We pay or paid our Investment Manager (i) a management fee of up to 3.5% of the gross periodic payments due and paid from our investments, and (ii) acquisition fees, through the end of the operating period, equal to 2.5% of the total purchase price (including indebtedness incurred or assumed and all fees and expenses incurred in connection therewith) of, or the value of the Capital Assets secured by or subject to, our investments. Effective July 1, 2016, our Investment Manager reduced its management fee by 50% (up to 1.75% of the gross periodic payments due and paid from our investments).

Our General Partner and its affiliates also perform certain services relating to the management of our portfolio. Such services include, but are not limited to, credit analysis and underwriting, receivables management, portfolio management, accounting, financial and tax reporting, and remarketing and marketing services.

In addition, our General Partner and its affiliates are reimbursed for administrative expenses incurred in connection with our operations. Administrative expense reimbursements are costs incurred by our General Partner or its affiliates that are necessary to our operations.

Our General Partner also has a 1% interest in our profits, losses, distributions and liquidation proceeds. We paid distributions to our General Partner of $119,663 and $159,507 for the years ended December 31, 2016 and 2015, respectively. Additionally, our General Partner’s interest in our net income (loss) was $2,487 and $(105,050) for the years ended December 31, 2016 and 2015, respectively.

Fees and other expenses incurred by us to our General Partner or its affiliates were as follows:

			Years Ended December 31,
Entity	Capacity	Description	2016	2015
ICON Capital, LLC	Investment Manager	Acquisition fees (1)	$-	$2,853,563
ICON Capital, LLC	Investment Manager	Management fees (2)	1,149,563	1,820,446
ICON Capital, LLC	Investment Manager	Administrative expense reimbursements (2)	1,642,715	1,940,952
Fund Fourteen	Noncontrolling interest	Interest expense (2)	410,565	411,509
			$3,202,843	$7,026,470

(1)	Amount capitalized and amortized to operations.
(2)	Amount charged directly to operations.

ICON ECI Fund Fifteen, L.P.

Transactions with Related Parties (Continued)

At December 31, 2016, we had a net payable of $3,208,866 due to our General Partner and affiliates that primarily consisted of a note payable of $2,917,799 and accrued interest of $28,863 due to Fund Fourteen related to its noncontrolling interest in a vessel, the AMC Ambassador, and administrative expense reimbursements of $113,475 and management fees of $176,427 due to our Investment Manager.

At December 31, 2015, we had a net payable of $5,682,643 due to our General Partner and affiliates that primarily consisted of a note payable of $2,614,691 and accrued interest of $30,396 due to Fund Fourteen related to its noncontrolling interest in the AMC Ambassador, and administrative expense reimbursements of $519,380 and acquisition fees of $2,437,500 due to our Investment Manager.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON ECI Fund Fifteen, L.P.

Financial Statements	(A Delaware Limited Partnership)
Consolidated Balance Sheets

	December 31,
	2016	2015
Assets
Cash	$46,375,576	$18,067,904
Net investment in notes receivable	40,131,151	30,013,756
Leased equipment at cost (less accumulated depreciation of $6,530,460 and $40,253,258, respectively)	118,042,681	183,584,053
Net investment in finance leases	10,320,550	59,683,406
Investment in joint ventures	4,359,617	13,209,019
Derivative financial instruments	1,583,000	-
Other assets	5,178,094	7,332,096
Total assets	$225,990,669	$311,890,234
Liabilities and Equity
Liabilities:
Non-recourse long-term debt	$88,072,012	$148,023,063
Due to General Partner and affiliates, net	3,208,866	5,682,643
Seller's credits	14,331,692	13,437,087
Accrued expenses and other liabilities	4,403,106	3,047,361
Total liabilities	110,015,676	170,190,154

Equity:
Partners' equity:
Limited partners	111,845,247	123,445,636
General Partner	(637,428)	(520,252)
Total partners' equity	111,207,819	122,925,384
Noncontrolling interests	4,767,174	18,774,696
Total equity	115,974,993	141,700,080
Total liabilities and equity	$225,990,669	$311,890,234

ICON ECI Fund Fifteen, L.P.

Financial Statements	(A Delaware Limited Partnership)
Consolidated Statements of Operations

	Years Ended December 31,
	2016	2015
Revenue and other income:
Finance income	$5,987,539	$9,568,950
Rental income	41,522,233	44,257,695
Loss from investment in joint ventures	(1,038,597)	(11,289,362)
Gain on sale of assets, net	-	983,474
Gain on sale of subsidiaries	1,190,836	-
Gain on sale of investment in joint venture	9,427	-
Gain on derivative financial instruments	1,199,915	-
Other loss	(48,528)	(241,478)
Total revenue and other income	48,822,825	43,279,279

Expenses:
Management fees	1,149,563	1,820,446
Administrative expense reimbursements	1,642,715	1,940,952
General and administrative	2,197,472	1,977,476
Interest	7,838,691	6,368,656
Depreciation	29,672,712	32,244,342
Impairment loss	-	1,180,260
Credit loss	7,271,958	6,095,300
Total expenses	49,773,111	51,627,432
Loss before income taxes	(950,286)	(8,348,153)
Income tax expense	430,840	-
Net loss	(1,381,126)	(8,348,153)
Less: net (loss) income attributable to noncontrolling interests	(1,629,875)	2,156,883
Net income (loss) attributable to Fund Fifteen	$248,749	$(10,505,036)

Net income (loss) attributable to Fund Fifteen allocable to:
Limited partners	$246,262	$(10,399,986)
General Partner	2,487	(105,050)
	$248,749	$(10,505,036)

Weighted average number of limited partnership interests outstanding	197,385	197,385
Net income (loss) attributable to Fund Fifteen per weighted average limited partnership interest outstanding	$1.25	$(52.69)

ICON ECI Fund Fifteen, L.P.

Financial Statements	(A Delaware Limited Partnership)
Consolidated Statements of Changes in Equity

	Partners' Equity
	Limited			Total
	Partnership	Limited	General	Partners'	Noncontrolling	Total
	Interests	Partners	Partner	Equity	Interests	Equity
Balance, December 31, 2014	197,489	$149,696,027	$(255,695)	$149,440,332	$9,672,402	$159,112,734

Net (loss) income	-	(10,399,986)	(105,050)	(10,505,036)	2,156,883	(8,348,153)
Distributions	-	(15,791,266)	(159,507)	(15,950,773)	(2,014,802)	(17,965,575)
Investments by noncontrolling interests	-	-	-	-	8,960,213	8,960,213
Repurchase of limited partnership interests	(104)	(59,139)	-	(59,139)	-	(59,139)
Balance, December 31, 2015	197,385	123,445,636	(520,252)	122,925,384	18,774,696	141,700,080

Net income (loss)	-	246,262	2,487	248,749	(1,629,875)	(1,381,126)
Distributions	-	(11,846,651)	(119,663)	(11,966,314)	(5,590,289)	(17,556,603)
Deconsolidation of subsidiaries	-	-	-	-	(6,787,358)	(6,787,358)
Balance, December 31, 2016	197,385	$111,845,247	$(637,428)	$111,207,819	$4,767,174	$115,974,993

ICON ECI Fund Fifteen, L.P.

Financial Statements	(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(1,381,126)	$(8,348,153)
Adjustments to reconcile net loss to net cash provided by operating activities:
Finance income	1,018,201	1,763,964
Credit loss	7,271,958	6,095,300
Rental income paid directly to lenders by lessees	-	(2,925,234)
Rental income recovered from forfeited security deposit	-	(2,638,850)
Loss from investment in joint ventures	1,038,597	11,289,362
Depreciation	29,672,712	32,244,342
Impairment loss	-	1,180,260
Interest expense on non-recourse financing paid directly to lenders by lessees	-	207,945
Interest expense from amortization of debt financing costs	775,859	386,184
Interest expense from amortization of seller's credit	716,155	303,742
Other financial (gain) loss	(1,526,759)	212,277
Gain on sale of assets, net	-	(983,474)
Paid-in-kind interest	323,252	17,931
Gain on sale of subsidiaries	(1,190,836)	-
Gain on sale of investment in joint venture	(9,427)	-
Changes in operating assets and liabilities:
Other assets	1,888,943	2,217,243
Deferred revenue	1,031,120	(600,044)
Due from General Partner and affiliates, net	(2,797,029)	131,915
Distributions from joint ventures	963,295	1,080,288
Accrued expenses and other liabilities	1,601,050	(1,708,683)
Net cash provided by operating activities	39,395,965	39,926,315
Cash flows from investing activities:
Purchase of equipment	(9,875,000)	(21,879,088)
Proceeds from sale of leased equipment	34,134,981	5,164,076
Investment in joint ventures	(12,060)	(5,039,627)
Principal received on finance leases	30,386,469	4,433,811
Investment in notes receivable	(28,115,250)	-
Distributions received from joint ventures in excess of profits	2,366,890	1,716,179
Proceeds from sale of subsidiaries	25,469,734	-
Proceeds from sale of investment in joint venture	4,502,107	-
Change in restricted cash	236,061	(3,000,000)
Principal received on notes receivable	17,153,935	21,806,305
Net cash provided by investing activities	76,247,867	3,201,656
Cash flows from financing activities:
Repayment of non-recourse long-term debt	(67,993,307)	(34,800,739)
Repayment of seller's credits	(80,000)	-
Payment of debt financing costs	(1,706,250)	(722,644)
Investments by noncontrolling interests	-	8,147,713
Distributions to noncontrolling interests	(5,590,289)	(2,014,802)
Repurchase of limited partnership interests	-	(59,139)
Distributions to partners	(11,966,314)	(15,950,773)
Net cash used in financing activities	(87,336,160)	(45,400,384)
Net increase (decrease) in cash	28,307,672	(2,272,413)
Cash, beginning of year	18,067,904	20,340,317
Cash, end of year	$46,375,576	$18,067,904

ICON ECI Fund Fifteen, L.P.

Financial Statements	(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows (Continued)

	Years Ended December 31,
	2016	2015
Supplemental disclosure of cash flow information:
Cash paid for interest	$6,507,348	$3,697,030

Supplemental disclosure of non-cash investing and financing activities:
Deconsolidation of subsidiaries - noncontrolling interests	$6,787,358	$-
Vessel purchased with non-recourse long-term debt paid directly to seller	$45,500,000	$45,500,000
Proceeds from sale of equipment paid directly to lender in settlement of non-recourse long-term debt and interest	$-	$4,292,780
Principal and interest on non-recourse long-term debt paid directly to lenders by lessees	$-	$2,925,234
Vessel purchased with subordinated non-recourse financing provided by seller	$6,917,883	$6,905,258
Investment by noncontrolling interests	$-	$812,500
Unfunded debt financing costs	$-	$682,500
Acquisition fees payable to Investment Manager	$-	$2,662,096

ICON ECI Fund Fifteen, L.P.

Forward Looking Statements

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected. We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information

“Total Proceeds Received,” as referenced in the sections entitled Dispositions During the Quarter and Disposition Following the Quarter, does not include proceeds received to satisfy indebtedness incurred in connection with the investment, if any, or the payment of any fees or expenses with respect to such investment.

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 31, May 15, August 14, and November 14 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

•	Visiting www.iconinvestments.com, or

•	Visiting www.sec.gov, or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available upon your request.

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